Exhibit 99.1

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Uranium Energy Corp
Reporting Year	From	2022-08-01	To:	2023-07-31	Date submitted	2024-04-17
Reporting Entity ESTMA Identification Number	E022242		● Original Submission ○ Amended Report
Other Subsidiaries Included
(optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Pat Obara				Date	2024-04-17
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2022-08-01	To:	2023-07-31
Reporting Entity Name			Uranium Energy Corp		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E022242
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of United States of America	Bureau of Land Management			1,601,746					1,601,746	Land lease payments
United States of America	Johnson County Wyoming		274,289		2,118					276,407	Property taxes & vehicle licences
United States of America	State of Texas	Texas Commission on Environmental Quality			335,221					335,221	Permit & licensing payments
United States of America	State of Wyoming	Office of State Lands & Investments			146,208					146,208	Mineral leases & surface use payments
United States of America	State of Wyoming	Wyoming Department of Environmental Quality			339,953					339,953	Uranium Recovery Program
Canada -British Columbia	Province of British Columbia	Ministry of Finance	158,498							158,498	Employer health tax
Canada -Saskatchewan	Government of Saskatchewan	Ministry of Economy			263,793					263,793	Claims deposit
Additional Notes:	Payments in the United States are converted from United States dollars ("USD") to Canadian dollars ("CAD") using a weighted average of the exchange rates during the reporting period of 1 CAD = 0.7455 USD
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2022-08-01	To:	2023-07-31
Reporting Entity Name			Uranium Energy Corp		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E022242
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Allemand Ross			103,940					103,940
United States of America	Anderson			85,466					85,466
United States of America	Antelope			141,846					141,846
United States of America	Barge			78,300					78,300
United States of America	Black Hills			7,085					7,085
United States of America	Bull Springs			49,588					49,588
United States of America	Burke Hollow			81,761					81,761
United States of America	C de Baca			6,642					6,642
United States of America	Central Shirley Basin			20,994					20,994
United States of America	Charlie			3,865					3,865
United States of America	Christensen Ranch	255,098		262,071					517,168
United States of America	Clarkson Hills			4,428					4,428
United States of America	Crooks Creek			54,609					54,609
United States of America	Crook's Mountain			15,861					15,861
United States of America	Crossroads			64,089					64,089
United States of America	Cyclone Rim			47,382					47,382
United States of America	Dalton Pass			11,292					11,292
United States of America	East Shirley Basin			36,135					36,135
United States of America	Gas Hills			41,202					41,202
United States of America	Goliad			81,761					81,761
United States of America	Head Office	12,461							12,461
United States of America	Hobson			85,849					85,849
United States of America	Horse Creek			5,978					5,978
United States of America	Irigaray Plant	6,730		133,021					139,751
United States of America	Irigaray Project			859					859
United States of America	JAB			28,925					28,925
United States of America	Ludeman			175,333					175,333
United States of America	Moore Ranch			58,157					58,157
United States of America	Mule Creek			2,878					2,878
United States of America	Niles Mile			19,988					19,988
United States of America	Niles Ranch			17,512					17,512
United States of America	Palangana			85,849					85,849
United States of America	Pine Ridge			36,775					36,775
United States of America	Pine Tree			16,485					16,485
United States of America	Pumpkin Creek			11,071					11,071
United States of America	Red Rim			7,528					7,528
United States of America	Reno Creek			236,440					236,440
United States of America	Reno South			322					322
United States of America	Ross Flats			33,132					33,132
United States of America	Sand Creek			12,439					12,439
United States of America	South Pine Ridge			22,242					22,242
United States of America	South Sweetwater			5,314					5,314
United States of America	Stewart Creek			22,725					22,725
United States of America	Taylor Ranch			22,524					22,524
United States of America	Twin Buttes			73,127					73,127
United States of America	West Beaver Rim			16,526					16,526
United States of America	West Crook's Creek			17,149					17,149
United States of America	West Jab			22,987					22,987
United States of America	West Sweetwater			11,956					11,956
United States of America	Workman Creek			43,840					43,840
Canada -British Columbia	Head Office	158,498							158,498
Canada -Saskatchewan	Key West			193,200					193,200
Canada -Saskatchewan	Riou Lake			70,593					70,593
Additional Notes[3]:	Payments in the United States are converted from United States dollars ("USD") to Canadian dollars ("CAD") using a weighted average of the exchange rates during the reporting period of 1 CAD = 0.7455 USD
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.